                                                                    Exhibit 4.2

(SEAL)                 (LOGO)                    (SEAL)

      THIS CERTIFICATE IS TRANSFERABLE IN BOSTON, MA & NEW YORK, NEW YORK

CUSIP 97652G101

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.001, OF WIRED VENTURES, INC.

transferable on the books of the Corporation by the record holder hereof, in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and Registrar. Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

DATED:

CHIEF FINANCIAL OFFICER              PRESIDENT               TRANSFER AGENT AND
                                                                 REGISTRAR